EXHIBIT 99.1

Community Shores Reports Second Quarter 2007 Earnings

MUSKEGON, Mich., July 27, 2007 (PRIME NEWSWIRE) -- Community Shores Bank Corporation (Nasdaq:CSHB), Muskegon's only locally-headquartered independent community banking organization, today reported second quarter 2007 net income of $18,000, or $0.01 per diluted share, compared with $342,000, or $0.23 per diluted share, reported in the second quarter of 2006, and $229,000, or $0.15 per diluted share, reported in the first quarter of 2007. Six months year-to-date earnings were $246,000, and $0.17 per diluted share, compared with $706,000 and $0.48 per share, a decline of 65.2 percent and 64.6 percent, respectively, over the prior six-month period. Year over year results reflect the impact of margin compression and increased operating expenses to support expansion activities, partially offset by solid loan growth and non-interest income.

Heather D. Brolick, president and CEO of Community Shores Bank Corporation, commented, "We are making progress on several of our recent initiatives designed to enhance revenue, but we have not yet realized a consistent return on the significant investments we have made over the past nine months. Our new branches are attracting lower-costing, local funds which are changing our deposit mix and will be reflected in continued favorable trends in our net interest margin."

"Our fee-based initiatives are performing well, although they too are in the early stages of development. Both SBA and mortgage loan gains are on target for the year. Most of the gains on loan sales for the quarter were mortgage related. Our SBA program is solid; however, the production nature of the SBA business line income is such that non-interest income contributions will continue to be erratic."

"The bright spot for the quarter was definitely high quality loan growth and maintenance of asset quality," continued Ms. Brolick. "Despite an extremely competitive rate environment, we are finding quality growth opportunities in an otherwise slow environment. This is directly attributable to the business development efforts of our seasoned lending staff, working in conjunction with an enhanced market presence created by our branching activities."

Net interest income compared with the year-ago quarter declined $56,000, or 2.7 percent. Compared with the linked quarter, net interest income increased $69,000, or 3.5 percent, reflecting a stabilizing margin and growth in earning assets of 9.3 percent.

Non-interest income increased 19.1 percent year over year to $424,000, primarily due to additional gains on sales of SBA and mortgage loans in excess of $188,000. Ms. Brolick added, "We have experienced a substantial boost in mortgage originations and the pipeline remains strong."

Non-interest expense totaled $2.2 million for the second quarter of 2007, an increase of $454,000, or 25.9%, from the second quarter of 2006, and up $162,000, or 7.9 percent from the first quarter of 2007. The year-over-year increase is primarily attributable to branch expansion, while the second quarter increase is mostly due to costs associated with the mortgage lending start-up which included the addition of five mortgage originators and four mortgage support staff. The increase in personnel expenses was $484,000, most of which is due to the 23 FTE employees added year over year. The recruiting costs incurred to assemble the mortgage team will have a smaller impact on 2008's results, when the compensation formula for the originators becomes entirely commission-based. The efficiency ratio for the quarter was 89.02 percent, compared with 83.85 percent for prior quarter and 71.08 percent for the year-ago quarter.

Assets at June 30, 2007 totaled $261.3 million, an increase of $24.6 million, or 10.4 percent, compared with $236.7 million twelve months ago. Loans grew $22.8 million, or 11.5 percent, to $221.9 million; nearly 70 percent of the growth occurred during the second quarter of 2007. Deposits increased $22.9 million, or 11.2 percent, to $228.1 million as with the loan portfolio, growth accelerated during the second quarter of 2007; on an annualized basis, loans increased 31.0 percent, and deposits increased 19.3 percent. Ms. Brolick commented, "As a result of our new branching initiatives, we have opened more net new checking and savings accounts this year than in any year since we opened for business. This local activity has allowed us to reduce brokered deposits, which are down 21 percent since year-end 2006."

Net charge-offs were $60,000 or 0.11 percent of average loans annualized, an improvement of 6 and 8 basis points, respectively, over the 0.17 percent reported for the linked quarter and 0.19 percent for prior-year period. Nonperforming assets (including 90 days delinquent and OREO) were $3.2 million, or 1.21 percent of period-end assets, at June 30, 2007, compared with $2.8 million, or 1.12 percent of assets, for the linked quarter, and $1.5 million, or 0.63 percent of assets, for the year-ago quarter. While non accruals declined $92,000 from March 31, 2007, there was an increase in nonperforming assets due to a single relationship that became 90 days past due during the quarter. Ms. Brolick explained that this one C&I loan, for $728,000, was restructured in July of 2006 and had, until recently, been able to meet renegotiated terms. "We have multiple assets collateralizing the loan and we will continue to work with the borrower to minimize the Bank's exposure." The allowance for loan and lease losses was 1.26 percent of total loans at June 30, 2007, the same as it was at March 31, 2007 and only up slightly from 1.23 percent at year-end 2006. "The weakened Michigan economy," Ms. Brolick commented, "is reflected in our higher delinquency rates. While our provision expense has remained stable, delinquency could have a bearing on future expense."

Shareholders' equity totaled $16.3 million at June 30, 2007, up $1.2 million from twelve months ago. Tier I capital was 6.34 percent for the first quarter of 2007. Shares outstanding at period-end were 1,468,800.

About the Company

Community Shores Bank Corporation is the only independent community banking organization headquartered in Muskegon. The Company serves businesses and consumers in the western Michigan counties of Muskegon and Ottawa from four branch offices. Community Shores Bank opened for business in January 1999, and has grown to $261 million in assets. The Company's stock is listed on the NASDAQ Capital Market under the symbol 'CSHB.' For further information, please visit the Company's web site at: www.communityshores.com.

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Community Shores with the Securities and Exchange Commission. Community Shores undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

                           COMMUNITY SHORES BANK CORPORATION
                           CONSOLIDATED FINANCIAL HIGHLIGHTS

                                       Quarterly
                    -------------------------------------------------
 (dollars in
  thousands except    2007      2007      2006      2006      2006
  per share data)    2nd Qtr   1st Qtr   4th Qtr   3rd Qtr   2nd Qtr
                    --------- --------- --------- --------- ---------

 EARNINGS
 Net interest income    2,057     1,988     2,126     2,164     2,113
 Provision for loan
  and lease losses        268       127       202       217       224
 Noninterest income       424       455       380       461       356
 Noninterest expense    2,209     2,047     1,958     1,886     1,755
 Pre tax income             4       269       346       522       491
 Net Income                18       229       247       363       342
 Basic earnings per
  share             $    0.01 $    0.16 $    0.17 $    0.25 $    0.24
 Diluted earnings
  per share         $    0.01 $    0.15 $    0.17 $    0.25 $    0.23
 Average shares
  outstanding       1,468,800 1,468,733 1,466,800 1,449,191 1,436,800
 Average diluted
  shares
  outstanding       1,481,462 1,488,589 1,489,014 1,476,876 1,461,201

 PERFORMANCE RATIOS
 Return on average
  assets                 0.03%     0.37%     0.41%     0.62%     0.60%
 Return on average
  common equity          0.44%     5.64%     6.16%     9.33%     9.11%
 Net interest margin     3.52%     3.48%     3.80%     3.94%     3.94%
 Efficiency ratio       89.02%    83.85%    78.13%    71.84%    71.08%
 Full-time equivalent
  employees                86        82        72        66        63

 CAPITAL
 End of period
  equity to assets       6.23%     6.52%     6.53%     6.66%     6.38%
 Tier 1 capital to
  end of period
  assets                 6.34%     6.58%     6.60%     6.74%     6.51%
 Book value per
  share             $   11.09 $   11.17 $   10.99 $   10.82 $   10.52

 ASSET QUALITY
 Gross loan charge-
  offs                     69       101       205       112       120
 Net loan charge-offs      60        88       200       107        94
 Net loan charge-
  offs to avg loans
  (annualized)           0.11%     0.17%     0.39%     0.21%     0.19%
 Allowance for loan
  and lease losses      2,796     2,588     2,549     2,547     2,437
 Allowance for losses
  to total loans         1.26%     1.26%     1.23%     1.24%     1.22%
 Past due and
  nonaccrual loans
  (90 days)             2,356     1,942     1,131     1,394     1,428
 Past due and
  nonaccrual loans
  to total loans         1.06%     0.94%     0.54%     0.68%     0.72%
 Other real estate
  and repossessed
  assets                  810       887       419       123        58
 NPA +90 day past
  due to total assets    1.21%     1.12%     0.63%     0.64%     0.63%

 END OF PERIOD
  BALANCES
 Loans                221,921   205,983   207,597   205,041   199,075
 Total earning
  assets              243,643   235,491   231,712   223,902   223,447
 Total assets         261,305   251,549   246,981   238,377   236,677
 Deposits             228,115   217,602   214,282   205,456   205,175
 Shareholders'
  equity               16,290    16,404    16,119    15,868    15,097

 AVERAGE BALANCES
 Loans                213,402   207,449   206,365   202,432   195,783
 Total earning
  assets              237,008   231,944   226,880   222,200   216,868
 Total assets         253,577   247,639   240,486   233,400   226,911
 Deposits             216,749   213,807   206,514   196,493   192,696
 Shareholders'
  equity               16,430    16,251    16,035    15,569    15,034

                                                  Year to date
                                              ----------------------
                                                 2007        2006
                                              ----------  ----------
 EARNINGS
  Net interest income                              4,045       4,188
  Provision for loan and lease losses                395         302
  Noninterest income                                 879         676
  Noninterest expense                              4,256       3,547
  Pre tax income                                     273       1,044
  Net Income                                         246         706
  Basic earnings per share                    $     0.17  $     0.49
  Diluted earnings per share                  $     0.17  $     0.48
  Average shares outstanding                   1,468,767   1,436,800
  Average diluted shares outstanding           1,485,129   1,468,181

 PERFORMANCE RATIOS
  Return on average assets                          0.20%       0.62%
  Return on average common equity                   3.01%       9.47%
  Net interest margin                               3.50%       3.90%
  Efficiency ratio                                 86.42%      72.92%
  Full-time equivalent employees                      86          63

 CAPITAL
  End of period equity to assets                    6.52%       6.38%
  Tier 1 capital to end of period assets            6.58%       6.51%
  Book value per share                        $    11.17  $    10.52

 ASSET QUALITY
  Gross loan charge-offs                             170         525
  Net loan charge-offs                               148         478
  Net loan charge-offs to avg loans
   (annualized)                                     0.14%       0.25%
  Allowance for loan and lease losses              2,796       2,437
  Allowance for losses to total loans               1.26%       1.22%
  Past due and nonaccrual loans (90 days)          2,356       1,428
  Past due and nonaccrual loans to total loans      1.06%       0.72%
  Other real estate and repossessed assets           810          58
  NPA +90 day past due to total assets              1.21%       0.63%

 END OF PERIOD BALANCES
  Loans                                          221,921     199,075
  Total earning assets                           243,643     223,447
  Total assets                                   261,305     236,677
  Deposits                                       228,115     205,175
  Shareholders' equity                            16,290      15,097

 AVERAGE BALANCES
  Loans                                          210,442     192,758
  Total earning assets                           234,490     217,628
  Total assets                                   250,626     227,319
  Deposits                                       215,286     194,922
  Shareholders' equity                            16,343      14,913

                          Community Shores Bank Corporation
                    Condensed Consolidated Statements of Income
                                    (Unaudited)

                          Three       Three        Six         Six
                          Months      Months      Months      Months
                          Ended       Ended       Ended       Ended
                         06/30/07    06/30/06    06/30/07    06/30/06
                        ----------  ----------  ----------  ----------

 Interest and dividend
  income
 Loans, including fees  $4,268,819  $3,841,279  $8,325,841  $7,369,830
 Securities (including
  FHLB dividends)          218,331     179,724     419,804     360,040
 Federal funds sold and
  other interest income     47,671      18,757     118,340     119,739
                        ----------  ----------  ----------  ----------
  Total interest income  4,534,821   4,039,760   8,863,985   7,849,609
 Interest expense
 Deposits                2,209,884   1,678,261   4,321,375   3,217,233
 Repurchase agreements
  and federal funds
  purchased and other
  debt                      89,508      75,917     140,507     110,683
 Federal Home Loan Bank
  advances and notes
  payable                  178,500     172,417     356,907     333,740
                        ----------  ----------  ----------  ----------
  Total interest expense 2,477,892   1,926,595   4,818,789   3,661,656

 Net interest Income     2,056,929   2,113,165   4,045,196   4,187,953
 Provision for loan
  losses                   268,100     223,599     395,331     301,752
                        ----------  ----------  ----------  ----------

 Net interest income
  after provision for
  loan losses            1,788,829   1,889,566   3,649,865   3,886,201
 Noninterest income
 Service charges on
  deposit accounts         238,662     256,176     447,057     494,289
 Mortgage loan referral
  fees                           0       1,437           0       1,437
 Gain on sale of loans      70,689      11,668     204,580      16,403
 Gain on sale of
  securities                     0           0       1,986           0
 Gain (loss) on disposal
  of equipment                   0           0          80        (124)
 Other                     114,809      86,636     225,573     164,235
                        ----------  ----------  ----------  ----------
  Total noninterest
   income                  424,160     355,917     879,276     676,240

 Noninterest expense
 Salaries and employee
  benefits               1,285,974     947,030   2,421,696   1,938,076
 Occupancy                 140,286      87,776     283,575     175,074
 Furniture and equipment   163,653     101,737     309,999     198,254
 Advertising                32,928      40,935      90,828      83,792
 Data Processing           112,716     102,514     217,396     196,278
 Professional services     131,631     130,519     272,582     257,791
 Other                     341,377     344,119     659,586     697,289
                        ----------  ----------  ----------  ----------
  Total noninterest
   expense               2,208,565   1,754,630   4,255,662   3,546,554

 Income before income
  taxes                      4,424     490,853     273,479   1,043,662
 Federal income tax
  expense                  (13,353)    148,859      27,074     310,303
                        ----------  ----------  ----------  ----------
 Net Income             $   17,777  $  341,994  $  246,405  $  705,584
                        ==========  ==========  ==========  ==========

 Weighted average shares
  outstanding            1,468,800   1,436,800   1,468,767   1,436,800
                        ==========  ==========  ==========  ==========
 Diluted average shares
  outstanding            1,481,462   1,461,201   1,485,129   1,468,181
                        ==========  ==========  ==========  ==========
 Basic income per share $     0.01  $     0.24  $     0.17  $     0.49
                        ==========  ==========  ==========  ==========
 Diluted income per
  share                 $     0.01  $     0.23  $     0.17  $     0.48
                        ==========  ==========  ==========  ==========

                      Community Shores Bank Corporation
                Condensed Consolidated Statements of Condition

                               June 30,    December 31,    June 30,
                                 2007          2006          2006
                              (Unaudited)    (Audited)    (Unaudited)
                             ------------  ------------  ------------
 ASSETS
 Cash and due from financial
  institutions               $  4,268,013  $  3,398,155  $  6,592,357
 Interest-bearing deposits
  in other financial
  institutions                     78,256        72,115       288,517
 Federal funds sold             2,650,000     5,600,000     5,350,000
                             ------------  ------------  ------------
   Total cash and cash
    equivalents                 6,996,269     9,070,270    12,230,874

 Securities

  Available for sale           13,742,318    13,184,437    13,043,976
  Held to maturity              5,251,301     5,257,835     5,264,370
                             ------------  ------------  ------------
   Total securities            18,993,619    18,442,272    18,308,346

 Loans held for sale              533,602       165,070            --

 Loans                        221,386,822   207,432,376   199,074,571
 Less: Allowance for loan
  losses                        2,796,103     2,549,016     2,436,765
                             ------------  ------------  ------------
   Net loans                  218,590,719   204,883,360   196,637,806

 Federal Home Loan Bank
  stock                           404,100       404,100       425,000
 Premises and equipment,net    12,207,028    10,958,821     6,767,643
 Accrued interest receivable    1,239,181     1,249,680     1,002,209
 Other assets                   2,340,324     1,807,258     1,304,890
                             ------------  ------------  ------------
   Total assets              $261,304,842  $246,980,831  $236,676,768
                             ============  ============  ============

 LIABILITIES AND
  SHAREHOLDERS' EQUITY
 Deposits
  Non interest-bearing       $ 19,519,568  $ 17,179,082  $ 18,439,578
  Interest-bearing            208,595,407   197,103,330   186,735,865
                             ------------  ------------  ------------
   Total deposits             228,114,975   214,282,412   205,175,443

 Federal funds purchased and
  repurchase agreements         5,018,681     4,494,614     4,902,409
 Federal Home Loan Bank
  advances                      6,000,000     6,000,000     6,000,000
 Subordinated debentures        4,500,000     4,500,000     4,500,000
 Notes payable                    800,000       400,000       400,000
 Accrued expenses and other
  liabilities                     580,870     1,185,180       601,466
                             ------------  ------------  ------------
   Total liabilities          245,014,526   230,862,206   221,579,318

 Shareholders' Equity
   Common Stock, no par
    value: 9,000,000 shares
    authorized, 1,468,800,
    1,466,800, 1,436,800
    issued at June 30, 2007
    December 31, 2006, and
    March 31, 2006             13,296,462    13,274,098    12,999,998
   Retained earnings            3,274,179     3,027,774     2,418,046
   Accumulated other
    comprehensive deficit        (280,325)     (183,247)     (320,594)
                             ------------  ------------  ------------

   Total shareholders'
    equity                     16,290,316    16,118,625    15,097,450
                             ------------  ------------  ------------
   Total liabilities and
    shareholders' equity     $261,304,842  $246,980,831  $236,676,768
                             ============  ============  ============

CONTACT:  Community Shores Bank Corporation
          Heather D. Brolick, President and CEO
            1-231-780-1845
            hbrolick@communityshores.com
          Tracey A. Welsh, Senior Vice President and CFO
            1-231-780-1847
            twelsh@communityshores.com